UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2006 (March 2, 2006)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          Chemtura Corporation entered into a Third Amended and Restated Receivables Sale Agreement dated as of March 2, 2006, by and among Crompton & Knowles Receivables Corporation, as Seller, Chemtura Corporation, as the Initial Collection Agent, ABN AMRO Bank N.V., as Agent, and various other banks and liquidity providers. The Agreement provides for the sale by the Seller of certain receivables originally owed to Chemtura Corporation, Chemtura USA Corporation, Great Lakes Chemical Corporation and Bio-Lab, Inc., to a maximum of $275,000,000. The Agreement expires on March 2, 2009, unless earlier terminated.

          A copy of the Third Amended and Restated Receivables Sale Agreement is attached hereto as Exhibit 10.1and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

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       (d)     Exhibits.

Exhibit Number 10.1

Exhibit Description

Third Amended and Restated Receivables Sale Agreement, dated as of March 2, 2006, by and among Crompton & Knowles Receivables Corporation, as Seller, Chemtura Corporation, as Initial Collection Agent, ABN AMRO Bank N.V., as Agent, and various other banks and liquidity providers

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:       March 7, 2006

Exhibit Index
Exhibit Number 10.1

Exhibit Description

Third Amended and Restated Receivables Sale Agreement, dated as of March 2, 2006, by and among Crompton & Knowles Receivables Corporation, as Seller, Chemtura Corporation, as Initial Collection Agent, ABN AMRO Bank N.V., as Agent, and various other banks and liquidity providers